Exhibit 99

PRESS RELEASE

OM GROUP REPORTS RESULTS FOR 2012 FIRST QUARTER

- Strong revenue and adjusted EBITDA growth driven by acquisition -

CLEVELAND – May 3, 2012 – OM Group, Inc. (NYSE: OMG) today announced financial results for the first quarter ended March 31, 2012.

First quarter consolidated net sales increased 41 percent compared with last year’s comparable quarter, increasing to $466.2 million primarily as a result of the August 2011 acquisition of VAC and growth in its Battery Technologies business, partly offset by lower volumes and prices in its Advanced Materials business and lower volumes in its Specialty Chemicals business. Income from continuing operations was $12.1 million, or $0.38 per diluted share. Excluding non-cash charges related to the VAC inventory purchase accounting step-up, adjusted income from continuing operations was $23.0 million, or $0.72 per diluted share, compared with $30.9 million, or $1.01 per diluted share, during the first quarter of 2011. Adjusted EBITDA was $72.3 million in the 2012 period compared to $51.1 million in the 2011 period.

“Our first quarter results reflect significant contributions from our two newest business platforms, Magnetic Technologies and Battery Technologies’” said Joe Scaminace, Chairman and CEO of OM Group, Inc. “By executing our diversification strategy, we have created a portfolio of businesses capable of delivering solid financial results in a quarter with difficult cobalt market fundamentals. Most of the Company’s profitability is now derived from our non-cobalt businesses.”

The Company commented that cobalt market fundamentals improved slightly toward the end of the quarter but compared unfavorably with the prior year first quarter, negatively impacting its Advanced Materials business. The Specialty Chemicals business continued to be affected by customer disruptions caused by Thailand flooding and European economic pressures. Operating activities consumed $14 million of cash in the first quarter of 2012 due to higher working capital levels. The Company finished the first quarter with $270 million of cash and $678 million of debt.

Looking into the second quarter, the Company commented that operating cash flow is expected to improve from first quarter levels as inventory becomes better aligned with customer demand, and profits are expected to decline due to European and certain end market weaknesses, the scheduled annual maintenance shut-down at its Kokkola refinery, and lower rare-earth pricing benefits.

“We have created a diversified materials company exposed to end markets with healthy long-term growth drivers,” said Mr. Scaminace. “We have several attractive strategic platforms that we can build-out, further enhancing growth and returns. And we have the financial strength and flexibility to support our strategic transformation and create long-term shareholder value.”

PRESENTATION OF NON-GAAP FINANCIAL INFORMATION

The Company is including certain non-GAAP financial measures, including adjusted operating profit, adjusted income from continuing operations and adjusted EBITDA, in this press release and the corresponding presentation materials. The Company believes that these non-GAAP financial measures facilitate a comparative assessment of the Company's operating performance and enhance investors' understanding of the performance of the Company's operations during 2012 and the comparability of the 2012 results to the results of the corresponding prior period. The non-GAAP financial measures are defined and reconciled to applicable U.S. GAAP measures in this release. The non-GAAP financial information should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

WEBCAST INFORMATION

OM Group has scheduled a conference call and live audio broadcast on the Web for 10 a.m. Eastern time today. Investors may access the live audio broadcast by logging on to http://investor.omgi.com. A copy of management’s presentation materials will be available on OMG’s website at the time of the call. The company recommends visiting the website at least 15 minutes prior to the webcast to download and install any necessary software. A webcast audio replay will be available on the “Investor Relations – Presentations” page of the company’s website three hours after the call.

ABOUT OM GROUP, INC.

OM Group, Inc. (NYSE: OMG) develops the innovative materials, systems and technologies necessary to power fast-growing, global applications such as mobile energy storage, electronic devices, renewable energy and automotive systems. With 2011 pro forma net sales of $1.9 billion, OM Group is headquartered in Cleveland, Ohio and operates manufacturing facilities in North America, Europe, Asia and Africa. For more information, visit the company's website at www.omgi.com.

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For more information, contact: Rob Pierce, vice president, finance, at +1-216-263-7489.

FORWARD-LOOKING STATEMENTS

The foregoing discussion may include forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions and are subject to uncertainties and factors relating to the company's operations and business environment, all of which are difficult to predict and many of which are beyond the control of the company. These uncertainties and factors could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. Such uncertainties and factors include: risks arising from uncertainty in worldwide economic conditions; extended business interruption at our facilities; fluctuations in the price and uncertainties in the supply of cobalt, rare earth materials and other raw materials; our ability to identify or complete additional acquisitions aligned with our strategy; current circumstances and developments regarding the Democratic Republic of Congo; restrictive covenants in our Senior Secured Credit Facility which may affect our ability to operate our business successfully; indebtedness may impair our ability to operate our business successfully; changes in effective tax rates or adverse outcomes resulting from examination of our income tax returns; the majority of our operations are outside the United States, which subjects us to risks that may adversely affect our operating results; level of returns on pension plan assets and changes in the actuarial assumptions; the majority of our cash is generated and held outside the United States; fluctuations in foreign exchange rates; unanticipated costs or liabilities for compliance with stringent environmental regulation; changes in environmental, health and safety regulatory requirements; technological changes in our industry or in our customers' products; our ability to adequately protect or enforce our intellectual property rights; disruption of our relationship with key customers or any material adverse change in their businesses; and the risk factors set forth in Part 1, Item 1a of our Annual Report on Form 10-K for the year ended December 31, 2011.

OM Group, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands)	March 31, 2012	December 31, 2011
ASSETS
Current assets
Cash and cash equivalents	$269,908	$292,146
Restricted cash on deposit	94,495	92,813
Accounts receivable, net	241,965	212,152
Inventories	598,593	615,018
Other current assets	100,885	97,313

Total current assets	1,305,846	1,309,442
Property, plant and equipment, net	486,100	482,313
Goodwill	545,110	544,471
Intangible assets, net	450,857	433,275
Other non-current assets	102,476	100,222

Total assets	$2,890,389	$2,869,723

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$10,837	$13,265
Accounts payable	132,374	170,466
Liability related to joint venture partner injunction	94,495	92,813
Other current liabilities	166,793	171,980

Total current liabilities	404,499	448,524
Long-term debt	667,474	663,167
Deferred income taxes	143,911	129,945
Pension liabilities	205,882	204,248
Purchase price of VAC payable to seller	86,525	86,513
Other non-current liabilities	60,353	62,032
Stockholders’ equity:
Total OM Group, Inc. stockholders’ equity	1,277,343	1,230,793
Noncontrolling interests	44,402	44,501

Total equity	1,321,745	1,275,294

Total liabilities and equity	$2,890,389	$2,869,723

OM Group, Inc. and Subsidiaries

Unaudited Condensed Statements of Consolidated Income

	Three Months Ended March 31
	2012	2011
(In thousands, except per share data)
Net sales	$466,179	$331,345
Cost of goods sold	353,343	249,307

Gross profit	112,836	82,038
Selling, general and administrative expenses	78,400	44,278

Operating profit	34,436	37,760
Other income (expense):
Interest expense	(12,212)	(1,422)
Interest income	152	220
Foreign exchange gain (loss)	(5,021)	475
Other, net	(291)	(5)

	(17,372)	(732)

Income from continuing operations before income tax expense	17,064	37,028
Income tax expense	(5,080)	(5,746)

Income from continuing operations, net of tax	11,984	31,282
Loss from discontinued operations, net of tax	(136)	(240)

Consolidated net income	11,848	31,042
Net (income) loss attributable to noncontrolling interests	101	(390)

Net income attributable to OM Group, Inc. common stockholders	$11,949	$30,652

Earnings per common share – basic:
Income from continuing operations attributable to OM Group, Inc. common stockholders	$0.38	$1.01
Loss from discontinued operations attributable to OM Group, Inc. common stockholders	(0.01)	(0.01)

Net income attributable to OM Group, Inc. common stockholders	$0.37	$1.00

Earnings per common share – assuming dilution:
Income from continuing operations attributable to OM Group, Inc. common stockholders	$0.38	$1.01
Loss from discontinued operations attributable to OM Group, Inc. common stockholders	(0.01)	(0.01)

Net income attributable to OM Group, Inc. common stockholders	$0.37	$1.00

Weighted average shares outstanding
Basic	31,874	30,526
Assuming dilution	32,032	30,695
Amounts attributable to OM Group, Inc. common stockholders:
Income from continuing operations, net of tax	$12,085	$30,892
Loss from discontinued operations, net of tax	(136)	(240)

Net income	$11,949	$30,652

OM Group, Inc. and Subsidiaries

Unaudited Condensed Statements of Consolidated Cash Flows

	Three Months Ended March 31
	2012	2011
(In thousands)
Operating activities
Consolidated net income	$11,848	$31,042
Adjustments to reconcile consolidated net income to net cash provided by (used for) operating activities:
Loss from discontinued operations	136	240
Depreciation and amortization	22,149	13,309
Amortization of deferred financing fees	1,370	216
Share-based compensation expense	2,407	2,080
Foreign exchange (gain) loss	5,021	(475)
Other non-cash items	4,907	(77)
Changes in operating assets and liabilities, excluding the effect of business acquisitions
Accounts receivable	(27,481)	(21,468)
Inventories	9,672	(5,391)
Accounts payable	(38,936)	7,276
Other, net	(4,668)	(13,103)

Net cash provided by (used for) operating activities	(13,575)	13,649
Investing activities
Expenditures for property, plant and equipment	(10,818)	(3,328)
Proceeds from sale of property	5,138	—
Cash paid for acquisitions	—	(4,107)

Net cash used for investing activities	(5,680)	(7,435)
Financing activities
Payments on long-term debt	(5,419)	—
Payment related to surrendered shares	(254)	(193)
Proceeds from exercise of stock options	—	16

Net cash used for financing activities	(5,673)	(177)
Effect of exchange rate changes on cash	2,690	2,601

Cash and cash equivalents
Increase (decrease) in cash and cash equivalents	(22,238)	8,638
Balance at the beginning of the period	292,146	400,597

Balance at the end of the period	$269,908	$409,235

OM Group, Inc. and Subsidiaries

Unaudited Segment Information

	Three Months Ended March 31
(In thousands)	2012	2011
Net Sales
Magnetic Technologies(a)	$190,491	$—
Advanced Materials	132,973	180,080
Specialty Chemicals	105,913	120,583
Battery Technologies	37,032	30,976
Intersegment items	(230)	(294)

	$466,179	$331,345

Operating profit
Magnetic Technologies(a)(b)	$13,903	$—
Advanced Materials	11,111	32,117
Specialty Chemicals(c)	13,521	13,734
Battery Technologies	5,655	2,122
Corporate	(9,754)	(10,213)

	$34,436	$37,760

(a)	VAC was acquired on August 2, 2011. Because we acquired VAC in the third quarter of 2011, the table above does not include comparable results for the first quarter of 2011.
(b)	Includes inventory step-up charges of $15.7 million resulting from purchase accounting for the VAC acquisition.
(c)	The three months ended March 31, 2012 includes a $2.9 million property sale gain.

OM Group, Inc. and Subsidiaries

Unaudited Non-GAAP Financial Measures, Adjusted Operating Profit

	Three Months Ended March 31, 2012
(in thousands)	Magnetic Technologies	Advanced Materials	Specialty Chemicals	Battery Technologies	Corporate	Consolidated
Operating profit – as reported	$13,903	$11,111	$13,521	$5,655	$(9,754)	$34,436
Acquisition-related charges	15,728	—	—	—	—	15,728

Adjusted operating profit	$29,631	$11,111	$13,521	$5,655	$(9,754)	$50,164

	Three Months Ended March 31, 2011
(in thousands)	Magnetic Technologies(a)	Advanced Materials	Specialty Chemicals	Battery Technologies	Corporate	Consolidated
Operating profit – as reported	$—	$32,117	$13,734	$2,122	$(10,213)	$37,760
Acquisition-related charges	—	—	—	—	—	—

Adjusted operating profit	$—	$32,117	$13,734	$2,122	$(10,213)	$37,760

(a)	VAC was acquired on August 2, 2011. Because we acquired VAC in the third quarter of 2011, the table above does not include comparable results for the first quarter of 2011.

Non-GAAP Financial Measures:

The Company is providing adjusted operating profit, a non-GAAP financial measure that the Company's management believes is an important metric in evaluating the performance of the Company's business. The table above presents a reconciliation of the Company's U.S. GAAP operating profit – as reported to adjusted operating profit. The Company believes that the non-GAAP financial measures presented in the table facilitate a comparative assessment of the Company's operating performance and enhance investors' understanding of the performance of the Company's operations. The non-GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

OM Group, Inc. and Subsidiaries

Unaudited Non-GAAP Financial Measures

	Three Months Ended March 31, 2012		Three Months Ended March 31, 2011
(in thousands, except per share data)	$	Diluted EPS	$	Diluted EPS
Income from continuing operations attributable to OM Group, Inc. – as reported	$12,085	$0.38	$30,892	$1.01
Acquisition-related charges, net of tax	(10,872)	(0.34)	—	—

Adjusted income from continuing operations attributable to OM Group, Inc.	$22,957	$0.72	$30,892	$1.01

Weighted average shares outstanding – diluted		32,032		30,695

Non-GAAP Financial Measures:

The Company is providing adjusted income from continuing operations and adjusted diluted EPS, both attributable to OM Group, non-GAAP financial measures that the Company's management believes are important metrics in evaluating the performance of the Company's business. The table above presents a reconciliation of the Company's U.S. GAAP income from continuing operations – as reported to adjusted income from continuing operations and diluted EPS—as reported to adjusted diluted EPS. The Company believes that the non-GAAP financial measures presented in the table facilitate a comparative assessment of the Company's operating performance and enhance investors' understanding of the performance of the Company's operations. The non-GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

OM Group, Inc. and Subsidiaries

Unaudited Non-GAAP Financial Measures, Adjusted Operating Profit and Adjusted

EBITDA

(in thousands)	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011
Operating profit – as reported	$34,436	$37,760
Acquisition-related charges	15,728	—

Adjusted operating profit	50,164	37,760
Depreciation and amortization	22,149	13,309

Adjusted EBITDA	$72,313	$51,069

Non-GAAP Financial Measures:

The Company is providing adjusted operating profit and adjusted EBITDA, non-GAAP financial measures that the Company’s management believes are important metrics in evaluating the performance of the Company’s business. The table above presents a reconciliation of the Company’s U.S. GAAP operating profit – as reported to adjusted operating profit and adjusted EBITDA. The Company believes that the non-GAAP financial measures presented in the table facilitate a comparative assessment of the Company’s operating performance and enhance investors’ understanding of the performance of the Company’s operations. The non-GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.